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Exhibit 11                    Cullen/Frost Bankers, Inc.
                     Computation of Earnings Per Common Share
                       Primary and Fully Diluted (Unaudited)
                      (in thousands, except per share amounts)
                                              Six Months Ended          Three Months Ended
                                                   June 30                     June 30
                                           --------------------         --------------------
Primary Earnings per Share                   1994         1993            1994        1993
                                           ---------  ---------         --------------------
Income before cumulative effect of
 accounting change                         $18,340      $18,512          $ 9,242     $10,727
Elimination of interest on 9.75%
 convertible subordinated debentures
 due 1996, net of tax                                        54
                                           --------     --------         --------    -------
Income applicable to common stock before
  cumulative effect of accounting change    18,340       18,566            9,242      10,727
Cumulative effect of accounting change                    8,439
                                           --------     --------         ---------   -------
Net income applicable to common stock      $18,340      $27,005          $ 9,242     $10,727
                                           ========     ========         =========   =======

Weighted average shares outstanding         11,032       10,857           11,044      10,955
Addition from assumed exercise of
 stock options                                 168          189              172         194
Addition of assumed conversion of
 9.75% convertible subordinated
 debentures due 1996                                         80
                                           --------     --------         ---------   -------
Weighted average number of common
 shares outstanding                         11,200       11,126           11,216      11,149
                                           ========     ========          =========   =======
Primary earnings per common share:
Income before cumulative effect of
 accounting change                         $ 1.64       $ 1.67           $  .82      $  .96
Net Income                                   1.64         2.43              .82         .96

                                               Six Months Ended         Three Months Ended
                                                   June 30                     June 30
                                           ----------------------      ---------------------
Fully Diluted Earnings per Share             1994          1993           1994        1993
                                           ---------     --------      ---------   ---------
Income before cumulative effect of
 accounting change                         $18,340       $18,512         $ 9,242     $10,727
Elimination of interest on 9.75%
 convertible subordinated
 debentures due 1996, net of tax                              54
                                           --------     ---------       -------     -------
Income applicable to common stock before
 cumulative effect of accounting change     18,340        18,566           9,242      10,727
Cumulative effect of accounting change                     8,439
                                           --------     ----------      -------     -------
Net income applicable to common stock      $18,340       $27,005         $ 9,242     $10,727
                                           ========     ==========      =======     =======
Weighted average shares outstanding         11,032        10,857          11,044      10,955
Addition from assumed exercise  of
 stock options                                 168           189             172         194
 Addition of assumed conversion of
 9.75% convertible subordinated
 debentures due 1996                                          80
                                          ---------     ---------       --------    -------
Weighted average number of common
 shares outstanding                         11,200        11,126          11,216      11,149
                                          =========     =========        =======     =======
Fully diluted earnings per common share
Income before cumulative effect of
 accounting change                         $ 1.64        $ 1.67          $  .82      $  .96
Net income                                   1.64          2.43             .82         .96

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